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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry A. Grundhofer, David M. Moffett and Terrance R. Dolan, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 of U.S. Bancorp, and any and all amendments including post-effective amendments, and to file the same, with all exhibits and other documents with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue of this Power of Attorney.

Signature	Title	Date

/s/ JERRY A. GRUNDHOFER Jerry A. Grundhofer	President and Chief Executive Officer (principal executive officer)	October 22, 2002
/s/ DAVID M. MOFFETT David M. Moffett	Chief Financial Officer (principal financial officer)	October 22, 2002
/s/ TERRANCE R. DOLAN Terrance R. Dolan	Executive Vice President and Controller (principal accounting officer)	October 22, 2002
/s/ LINDA L. AHLERS Linda L. Ahlers	Director	October 22, 2002

Victoria Buyniski Gluckman	Director
/s/ ARTHUR D. COLLINS, JR. Arthur D. Collins, Jr.	Director	October 22, 2002

Peter H. Coors	Director
/s/ JOHN C. DANNEMILLER John C. Dannemiller	Director	October 22, 2002

/s/ JOHN F. GRUNDHOFER John F. Grundhofer	Director	October 22, 2002
/s/ ROGER L. HOWE Roger L. Howe	Director	October 22, 2002
/s/ DELBERT W. JOHNSON Delbert W. Johnson	Director	October 22, 2002
/s/ JOEL W. JOHNSON Joel W. Johnson	Director	October 22, 2002
/s/ JERRY W. LEVIN Jerry W. Levin	Director	October 22, 2002
/s/ FRANK LYON, JR. Frank Lyon, Jr.	Director	October 22, 2002
/s/ DANIEL F. MCKEITHAN, JR. Daniel F. McKeithan, Jr.	Director	October 22, 2002
/s/ DAVID B. O'MALEY David B. O'Maley	Director	October 22, 2002
/s/ O'DELL M. OWENS, M.D. O'dell M. Owens, M.D., M.P.H.	Director	October 22, 2002
/s/ THOMAS E. PETRY Thomas E. Petry	Director	October 22, 2002

Richard G. Reiten	Director

Warren R. Staley	Director
/s/ CRAIG D. SCHNUCK Craig D. Schnuck	Director	October 22, 2002
/s/ PATRICK T. STOKES Patrick T. Stokes	Director	October 22, 2002
/s/ JOHN J. STOLLENWERK John J. Stollenwerk	Director	October 22, 2002

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  Exhibit 24.1
POWER OF ATTORNEY